--------------------------------------------------------------------------------
                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------



                                    FORM 8-K


                               ------------------



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                                  May 14, 2001

                               ------------------



                 CAPITAL REALTY INVESTORS-85 LIMITED PARTNERSHIP
             Organized pursuant to the Laws of the State of Maryland

                               ------------------



                         Commission File Number 0-23766

      Internal Revenue Service - Employer Identification Number 52-1388957

                 11200 Rockville Pike, Rockville, Maryland 20852

                                 (301) 468-9200

                               ------------------





--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS
        ------------

     On May 14, 2001, Bond Purchase, L.L.C. (Bond Purchase) initiated an unregistered tender offer to purchase up to 1,000 of the outstanding Beneficial Assignee Certificate Units (BACs) in Capital Realty Investors-85 Limited Partnership (the Partnership) at a price of $156 per BAC. The offer expires June 30, 2001. Bond Purchase is unaffiliated with the Partnership or the Managing General Partner. The price offered was determined solely at the discretion of Bond Purchase and does not necessarily represent the fair market value of each BAC.

     There is no established market for the purchase and sale of BACs in the Partnership, although various informal secondary market services exist. Due to the limited markets, however, investors may be unable to sell or otherwise dispose of their BACs.

     If more than five percent of the total outstanding BACs in the Partnership are transferred due to sale in any one calendar year (not counting certain exempt transfers), the Partnership could be taxed as a "publicly traded partnership," with potentially severe tax implications for the Partnership and its investors. Specifically, the Partnership could be taxed as a corporation and the income and losses from the Partnership would no longer be considered a passive activity. For the calendar year 2001 to May 24, 2001, BACs transferred have not exceeded 4.9% of the total outstanding BACs, therefore, the Partnership has not halted recognition of transfers.

     On May 25, 2001, the Managing General Partner will send a letter to all holders of BACs in the Partnership recommending that they reject the Bond Purchase offer. A copy of the letter is attached as Exhibit A.



                                      # # #

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CAPITAL REALTY INVESTORS-85 LIMITED
                                     PARTNERSHIP
                                 -----------------------------------------------
                                 (Registrant)

                                 by:  C.R.I., Inc.
                                      ------------------------------------------
                                      Managing General Partner



May 24, 2001                          by:  /s/ Michael J. Tuszka
-----------------                          -------------------------------------
DATE                                       Michael J. Tuszka
                                             Vice President
                                             and Chief Accounting Officer
                                             (Principal Financial Officer
                                             and Principal Accounting Officer)

                                                                      EXHIBIT A
                                                                    Page 1 of 3





                             (On CRI-85 Letterhead)



                                  May 25, 2001



     Re: Recommendation to REJECT the $156 per Unit Unregistered Tender Offer by Bond Purchase, L.L.C. to Purchase up to 1,000 Beneficial Assignee Certificates ("BACs") of CRI-85 Limited Partner Interest

Dear BAC Holder:

     C.R.I., Inc. ("CRI"), as Managing General Partner of Capital Realty Investors - 85 Limited Partnership ("CRI-85" or the "Partnership"), recommends that BAC Holders REJECT the recent unregistered tender offer by Bond Purchase, L.L.C. ("Bond Purchase") to buy up to 1,000 BACs representing Limited Partner Interests in CRI-85 for One Hundred Fifty-Six Dollars ($156) per BAC, because CRI has concluded that the Bond Purchase tender offer is inadequate and not in the best interests of the BAC Holders.

     According to the Bond Purchase offer, dated May 14, 2001, Bond Purchase desires to purchase BACs for $156 each (less the amount of any cash distributions declared or paid by CRI-85 after May 1, 2001). However, as of March 31, 2001, CRI-85 maintained the sum of $7,918,995 in cash and cash equivalents. Dividing the cash reserves among the 21,158 BACs in CRI-85 results in a current cash value of approximately $374 per BAC, well over twice the amount of the Bond Purchase offer.

     CRI-85's balance sheet also shows liabilities of approximately $11,562,800 associated with non-recourse purchase money notes secured by its limited partner interests in two (2) of the four (4) limited partnerships ("Local Partnerships") in which it remains invested. However, CRI-85 has no personal liability with respect to the notes, which could be satisfied by surrender to the note holders of the Local Partnership interests that secure the notes.

     CRI attempts to maximize the value of the Partnership by evaluating each of the apartment complexes owned by the Local Partnerships and determining the optimum use of the cash reserves. The cash reserves may be applied to paying such a note in full, purchasing a note at a discount if possible or making partial payments in exchange for an extension of the maturity of a note (thereby obtaining more time to sell or re-finance the underlying property or, at the least, defer the adverse tax consequences of losing CRI-85's interest in the Local Partnership). Accordingly, judicious allocation of the cash reserves should help preserve the Partnership's interests in the two (2) Local Partnerships with associated purchase money notes.

     CRI also believes the Bond Purchase offer price to be inadequate because, in addition to CRI-85's $7,918,995 cash reserves, additional value exists in CRI-85's interests in the properties owned by Local Partnerships. CRI-85 is not in the practice of valuing its limited partner interests in the Local Partnerships and has not engaged any financial advisor to evaluate the terms of the Bond Purchase offer or determine the value of the units. The four (4) underlying properties owned by the Local Partnerships have not been appraised for many years. However, CRI is of the view that appraisals or an independent "fairness opinion" are not necessary to substantiate its recommendation to reject the Bond Purchase tender offer as inadequate in price due to the amount of CRI-85's cash reserves and the opportunity to use those funds to increase the value of the Partnership by dealing with the purchase money note obligations, as discussed above.

                                                                      EXHIBIT A
                                                                    Page 2 of 3





CRI-85 BAC Holders
May 25, 2001
Page 2



     CRI's recommendation to reject the Bond Purchase tender offer assumes that the BAC Holders wish to hold their interests for long term appreciation. Of course, there can be no assurance that the properties owned by the Local Partnerships will appreciate in value. Also, if BAC Holders choose not to accept the tender offer, it is probable that they would have to recognize cancellation of indebtedness income in connection with either a discounted payoff of a purchase money note or a possible foreclosure with respect to a purchase money note resulting in the loss of CRI-85's interests in the related Local Partnership. The cancellation of indebtedness income could exceed any cash distributions from CRI-85 in a given year, resulting in out-of- pocket liabilities for taxes. On the other hand, BAC Holders who choose to tender their units may incur capital gains taxes. In addition, if a BAC Holder desires to liquidate his or her investment in the short term, there is no established market for the purchase and sale of BACs in CRI-85. Although several secondary market services exist, activity has been limited and sporadic. Recent transfers of which CRI-85 is aware were for prices lower than Bond Purchase's current tender offer.

     This letter may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such projections or statements include CRI's current views with respect to future events and the financial performance of CRI-85's interests in the Local Partnerships. No assurances can be given, however, that these events will occur or that such projections can be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in CRI-85's periodic reports filed with the Securities and Exchange Commission.

     Other than five BACs owned by one of the individual General Partners (which he does not intend to tender), neither CRI-85, CRI, CRI-85's individual General Partners, nor any of their respective affiliates, own any BACs subject to the tender offer.

     As with any contemplated sale, CRI recommends that BAC Holders carefully review the offer and the Partnership's publicly available reports and consult with their own tax or financial advisors to determine the consequences of acceptance or rejection of the proposed tender offer. Each BAC Holder's situation is unique, so consultation with personal advisors may be helpful.

     If a BAC Holder elects not to accept Bond Purchase's tender offer, no action is required.

     BAC Holders may receive additional tender offers or so-called mini-tender offers from time to time. CRI urges you to review this letter, as well as other reports and communications from the Partnership, before making a decision whether or not to tender your units.

                                                                     EXHIBIT A
                                                                   Page 3 of 3





CRI-85 BAC Holders
May 25, 2001
Page 3


     Please feel free to call our Investment Communications Department at 301 468-9200 or 1-800-678-1116 for assistance in any CRI-85 matter.

                                Sincerely,

                                Capital Realty Investors-85 Limited Partnership
                                By:    C.R.I., Inc.
                                Its:   Managing General Partner



                                By:
                                       William B. Dockser, Chairman




                                By:
                                       H. William Willoughby, President